PROMISSORY NOTE


UNICO, INCORPORATED                                         Phoenix, Arizona
$165,000.00                                                  April 1, 2003


     FOR VALUE RECEIVED, UNICO, INCORPORATED promises to pay in lawful money of the United States, to KAIBAB INDUSTRIES, INC., an Arizona corporation, or order, at P.O. Box 52111, Phoenix, Arizona 85072, or at such other place as may be designated by the holder of this note, the principal sum of $165,000 payable in twenty-four (24) monthly installments of principal only in the amount of TWO THOUSAND DOLLARS ($2,000.00) each, commencing on April 1, 2003, and continuing on the first day of each month thereafter for 24 months. The entire unpaid principal balance shall be all due and payable on April 1, 2005.

     In the event of default in the payment of any of the installments, as herein provided, time being of the essence hereof, the holder of this Note may, without notice or demand, declare the entire principal sum, then unpaid, together with the accrued interest thereon, immediately due and payable and said sum shall bear interest from the date of default at the rate of ten percent (10%) per annum.

     Advance payments or other additional payments may be made on this Note at any time. Each payment shall be applied, first to the payment of accrued interest, and second, to the payment of principal.

     Should suit be brought to recover on this Note, the maker promises to pay in addition to the amount of principal and interest unpaid, all costs and expenses of collection including a reasonable amount as and for attorney's fees.

     This Note is secured by a Security Agreement dated April 1, 2003 between Kaibab Industries, Inc. and the undersigned (the "Security Agreement"). Reference is made to the Security Agreement for a description of the nature and extent of the security of the holder of this Note upon default.

     The maker and any endorser or guarantor of this Note waive valuation and appraisement, presentment for payment, demand, protest, notice of non-payment, dishonor or protest, and any other notices and demands whatsoever. No renewal or extension of this Note, no release of collateral securing payment of this Note, and no delay in the enforcement of this Note or in exercising any right or power of the payee shall affect the liability of the maker.

     This Note shall be governed by and construed in accordance with the laws of the State of Arizona.


UNICO, CORPORATION,
an Arizona corporation

     /s/ Ray C. Brown
By:  _________________________

     CEO
Its: __________________________